Exhibit 7









	            ADMINISTRATIVE SERVICE AGREEMENT

				         between

 			         ALAMO GROWTH FUND, INC.

	     				   and

   			       AMERICAN DATA SERVICES, INC.
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					  INDEX

	1. DUTIES OF THE ADMINISTRATOR.................................... 3

	2. COMPENSATION OF THE ADMINISTRATOR.............................. 4

	3. RESPONSIBILITY AND INDEMNIFICATION............................. 4

	4. REPORTS........................................................ 5

	5. ACTIVITIES OF THE ADMINISTRATOR................................ 5

	6. RECORDS........................................................ 5

	7. CONFIDENTIALITY................................................ 5

	8. DURATION AND TERMINATION OF THE AGREEMENT...................... 5

	9. ASSIGNMENT..................................................... 6

	10. NEW YORK LAWS TO APPLY........................................ 6

	11. AMENDMENTS TO THIS AGREEMENT.................................. 6

	12. MERGER OF AGREEMENT........................................... 6

	13. NOTICES....................................................... 6

	SCHEDULE A........................................................ 8

	(A) ADMINISTRATIVE SERVICE FEE:................................... 8
	(B) EXPENSES...................................................... 8
	(C) STATE REGISTRATION (BLUE SKY) SURCHARGE:...................... 8
	(D) SPECIAL REPORTS............................................... 9
	(E) SECURITY DEPOSIT.............................................. 9

	SCHEDULE B....................................................... 10
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		            ADMINISTRATIVE SERVICES AGREEMENT


AGREEMENT made the _______ day of ______________ 1997, by and between the Alamo Growth Fund, Inc., a ____________________ Corporation, having its principal office and place of business at 1777 N.E. Loop 410, Suite 1512, San Antonio, Texas 78217 (the "Fund"), and American Data Services, Inc., a New York corp-oration having its principal office and place of business at 24 West Carver Street, Hunnington, New York 11743 (the "Administrator").

				       BACKGROUND

	WHEREAS, the Fund is a non-diversified open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

	WHEREAS, the Administrator is a corporation experienced in providing admin-
istrative services to mutual funds and possesses facilities sufficient to provide such services; and

	WHEREAS, the Fund desires to avail itself of the experience, assistance and facilities of the Administrator and to have the Administrator perform for the
Fund certain services appropriate to the operations of the Fund and the Admin-
istrator is willing to furnish such services in accordance with the terms hereinafter set forth.

					   TERMS

NOW, THEREFORE, in consideration of the promises and mutual covenants herein-after contained, the Fund and the Administrator hereby agree to the following:


1. DUTIES OF THE ADMINISTRATOR.
	The Administrator will provide the Fund with the necessary office space, communication facilities and personnel to perform the following services for the
Fund:

	  (a) Monitor all regulatory (1940 Act and IRS) and prospectus restrictions for compliance;

	  (b) Prepare and coordinate the printing of semi-annual and annual financial statements;

	  (c) Prepare selected management reports for performance and compliance analyses as agreed upon by the Fund and Administrator from time to time;

	  (d) Prepare selected financial data required for directors' meetings as agreed upon by the Fund and the Administrator from time to time and coordinate directors meeting agendas with outside legal counsel to the Fund;

	  (e) Determine income and capital gains available for distribution and cal-
culate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Fund's independent public accountants;

	  (f) Prepare the Fund's federal, state, and local tax returns to be reviewed by the Fund's independent public accountants;

	  (g) Prepare and maintain the Fund's operating expense budget to determine proper expense accruals to be charged to the Fund in order to calculate it's daily net asset value;

	  (h) 1940 ACT filings-
	     In conjunction with the Fund's outside legal counsel the Administrator will:
	     .  Prepare the Fund's Form N-SAR reports;
	     .  Update all financial sections of the Fund's Statement of Additional
         Information and coordinate its completion;
	     .  Update all financial sections of the Fund's prospectus and coordinate its completion;
	     .  Update all financial sections of the Fund's proxy statement and coordinate its completion;
	     .  Prepare an annual update to Fund's 24f-2 filing (if applicable);

	  (i) Monitor services provided by the Fund's custodian bank as well as any other service providers to the Fund;

	  (j) Provide appropriate financial schedules (as requested by the Fund's independent public accountants or SEC examiners), coordinate the Fund's annual or SEC audit, and provide office facilities as may be required;

	  (k) Attend management and board of directors meetings as requested;

	  (l) The preparation and filing (filing fee to be paid by the Fund) of applic-
ations and reports as necessary to register or maintain the Funds registration under the securities or "Blue Sky" laws of the various states selected by the
Fund or its Distributor.


The Administrator shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.


2. COMPENSATION OF THE ADMINISTRATOR.
	In considertion of the services to be performed by ADS as set forth herein for each portfolio listed in Schedule B, ADS shall be entitled to receive compen-
sation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay ADS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.


3. RESPONSIBILITY AND INDEMNIFICATION.
	(a) The Administrator shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of the Administrator, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

	(b) Except as may otherwise be provided by applicable law, neither the Admin-
istrator not its stockholders, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to the Administrator by the
Fund or its authorized agents.


4. REPORTS.
	(a) The Fund shall provide to the Administrator on a quarterly basis a report of a duly authorized officer of the Fund representing that all information furnished to the Administrator during the preceding quarter was true, complete and correct to the best of its knowledge. The Administrator shall not be resp-
onsible for the accuracy of any information furnished to it by the Fund, and the
Fund shall hold the Administrator harmless in regard to any liability incurred by reason of the inaccuracy of such information.

	(b) The Administrator shall provide to the Board of Directors of the Fund, on a quarterly basis, a report, in such a form as the Administrator and the Fund shall from time to time agree, representing that, to its knowledge, the Fund was in compliance with all requirements of applicable federal and state law, including without limitation, the rules and regulations of the Securities and
Exchange Commission and the Internal Revenue Service, or specifying any instances in which the Fund was not so in compliance. Whenever, in the course of performing its duties under this Agreement, the Administrator determines, on the basis of information supplied to the Administrator by the Fund, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, the Administrator shall promptly notify the Fund and its counsel of such violation.


5. ACTIVITIES OF THE ADMINISTRATOR.
	The Administrator shall be free to render similar services to others so long as its services hereinunder are not impaired thereby.


6. RECORDS.
	The records maintained by the Administrator shall be the property of the Fund, and shall be made available to the Fund promptly upon request by the Fund in the form in which such records have been maintained or preserved. The Admin-
istrator shall upon approval of the Fund assist the Fund's independent auditors, or, any regulatory body, in any requested review of the Fund's accounts and records. The Administrator shall preserve the records in its possession (at the expense of the Fund) as required by Rule 31a-1 of the 1940 Act.


7. CONFIDENTIALITY.
	The Administrator agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and such information shall not be disclosed to any person except as may be authorized by the Fund.


8. DURATION AND TERMINATION OF THE AGREEMENT.
	This Agreement shall become effective and charges shall begin to accrue as of the date the Fund's registration statement becomes effective with the Securities and Exchange Commission (the "SEC"). This Agreement shall remain in force for a period of three (3) years, provided, however, that both parties to this Agree-
ment have the option to terminate the Agreement, upon ninety (90) days prior written notice.

	Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund.
Additionally, ADS reserves the right to charge for reasonable expenses incurred to generate any report, schedule, or explanation requested by the successor service agent associated with such termination. The cost incurred to generate any such reports, schedules, or requested explanation shall be calculated utilizing the fees set forth in Schedule A paragraph d.


9. ASSIGNMENT.
	This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of the
Administrator, or by the Administrator without the prior written consent of the
Fund.


10. NEW YORK LAWS TO APPLY
	The provisions of this Agreement shall be construed and interpreted in accord-
ance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicble provisions of the 1940 Act, the latter shall control.


11. AMENDMENTS TO THIS AGREEMENT.
	This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.


12. MERGER OF AGREEMENT
	This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hererof whether oral or written.


13. NOTICES.
	All notices and other communications hereunder shall be in writing, shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, and shall be given to the following addresses (or such other addresses as to which notice is given):

     To the Fund:	             					To the Administrator:
					                               			Michael Miola
							                               	President
                               								American Data Services, Inc.
                               								24 West Carver Street
							                               	Huntington, New York  11743


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


							AMERICAN DATA SERVICES, INC.


   By:__________________________              By:_______________________________
							   Michael Miola, President
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					SCHEDULE A


(a) ADMINISTRATIVE SERVICE FEE:

	For the services rendered by ADS in its capacity as administrator, as specfied in Paragraph 1. DUTIES OF THE ADMINISTRATOR., the Fund shall pay ADS within ten (10) days after receipt of an invoice from ADS at the beginning of each month, a fee equal to the greater of:

     NOTE: The following fees are per portfolio serviced.

					MINIMUM FEE:

             CALCULATED FEE WILL BE BASED UPON PRIOR MONTH AVERAGE NET ASSETS:
				(No prorating partial months)

							     Each Portfolio
			    Under $10 million................... $1,300
			    From $10 million to $20 million...... 1,600
			    From $20 million on.................. 2,000

					     OR

				      NET ASSET CHARGE:

      1/12th of 0.085% (8.5 basis points) of average net assets of portfolio for month.





(b) EXPENSES.

	The Fund shall reimburse ADS for any out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the printing or filing of documents for the Fund, travel requested by the Fund, quotation services, and courier charges (incurred at the request of the Fund), incurred in connection with the performance of its duties hereunder, ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse
ADS within fifteen (15) days after receipt thereof.


(c) STATE REGISTRATION (BLUE SKY) SURCHARGE:

	The fees enumerated in paragraph (a) above include the initial state regis-
tration, renewal and maintenance of registrations (as detailed in Paragraph 1(1)
DUTIES OF THE ADMINISTRATOR) for five (5) states. Each additional state regis-
tration requested will be subject to the following fees:
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		Initial registration.......... $295.00
		Registration renewal.......... $150.00
		Sales reports (if required)... $ 25.00


(d) SPECIAL REPORTS.

	All reports and/or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

		Labor:
		  Senior staff - $150.00/hr.
		  Junior staff - $ 75.00/hr.
		  Computer time - $45.00/hr.


(e) SECURITY DEPOSIT.

	The Fund will remit to ADS upon execution of this Agreement a security deposit equal to one (1) month's minimum fee under this Agreement, computed in accord-
ance with the number of portfolios listed in Schedule B of this Agreement. The
Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

However, if the Fund elects or is forced to terminate this Agreement for any reason what-so-ever (including, but not limited to, the voluntary or involuntary termination of the Fund, liquidation of the Fund's assets, the sale or merger of the Fund or it's assets to any successor entity) prior to the termination date of this Agreement as specified in Paragraph 8 of this Agreement, the Fund will forfeit the Security Deposit paid to ADS upon execution of this Agreement.
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					SCHEDULE B

		     PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

				 ALAMO GROWTH FUND, INC.